Exhibit 99.1

GOLDEN NUGGET TO ACQUIRE AMERISTAR CASINO LAKE CHARLES

DEVELOPMENT PROJECT FROM PINNACLE ENTERTAINMENT

HOUSTON, TX and LAS VEGAS, NV, July 25, 2013 – Golden Nugget and Pinnacle Entertainment, Inc. (NYSE: PNK) announced today that the companies have entered into a definitive agreement whereby Golden Nugget will acquire all of the equity interests of the entity that owns the Ameristar Casino Lake Charles development project.

Under the terms of the agreement, Golden Nugget will pay total consideration equal to all cash expenditures on the development up until the date of closing, and the assumption of all outstanding payables related to the project at that time, less a $37 million credit. Golden Nugget will complete the development project following the closing of the transaction. Ameristar has disclosed that through June 30, 2013, it had invested total capital of $213.9 million in the Lake Charles project, including the original purchase price, capital expenditures and escrow deposits.

Tilman J. Fertitta, Owner and Chief Executive Officer of Golden Nugget and affiliate, Landry’s, Inc., commented, “We are tremendously excited about this opportunity. Due to our strong presence with all of our brands in the Texas and Louisiana markets, we are confident that we can grow gaming revenues in Lake Charles, and together with L’Auberge Lake Charles Casino Resort, offer consumers one of the best gaming experiences in the country.”

Anthony Sanfilippo, Chief Executive Officer of Pinnacle Entertainment, commented, “We are pleased to enter into this agreement with Golden Nugget. With Golden Nugget being headquartered in South Texas, having a long history of high quality operations in the broader region and bringing strong brands and operational expertise in the gaming and hospitality industries, we believe they are well positioned to enhance the appeal of Lake Charles and our respective resort properties as a preeminent gaming entertainment destination.”

The transaction is subject to the approval of the Louisiana Gaming Control Board and U.S. Federal Trade Commission, and is conditioned upon Pinnacle completing its planned acquisition of Ameristar Casinos, Inc., as well as customary closing conditions. The resort is being developed on a 242-acre site, which is adjacent to Pinnacle’s existing L’Auberge Lake Charles Casino Resort. The development project being acquired by Golden Nugget in this transaction represents the right to obtain the last gaming license currently available under Louisiana law. The transaction is expected to close by the end of 2013.

About Golden Nugget

Mr. Fertitta, through various wholly-owned affiliates, operates four Golden Nugget Hotels and Casinos which are located in Las Vegas and Laughlin, Nevada, Atlantic City, New Jersey and Biloxi, Mississippi.

Las Vegas—Winner of the AAA Four Diamond Award consecutively since 1977, the Golden Nugget Las Vegas is the most luxurious resort on the Fremont Street Experience, and consistently receives critical acclaim for exceeding customer expectations. The Golden Nugget Las Vegas now offers more than 2,400 deluxe guestrooms and suites; a high-energy casino featuring the most popular slot and video poker machines, table games, race and sports book, and poker room; nightly entertainment with master impressionist and comedian Gordie Brown; world-class restaurants such as Grotto Italian Ristorante and Vic & Anthony’s Steakhouse; a luxury spa and salon; and The Tank (rated one of the world’s top ten pools), a year-round outdoor swimming pool complete with a 200,000-gallon, live shark aquarium and H20 poolside lounge.

Atlantic City—Winner of the AAA Four Diamond award, is a premier resort destination located on the Frank S. Farley Marina and offers guests 727 beautifully remodeled rooms and suites. The entire property completed a $150 million renovation, taking on a fresh, modern look to include a high-energy casino featuring the most popular slot and video poker machines, table games, and poker room; nightly entertainment, new bars and lounges, stylish retail offerings, as well as Landry’s signature world-class restaurants such as Chart House and Vic & Anthony’s Steakhouse; a luxury spa and salon; and H20 poolside lounge. Golden Nugget has further introduced first-class accommodations, exquisite dining options and fun-filled entertainment venues including Haven Nightclub, a luxurious 12,000 square foot space designed to offer a unique atmosphere unlike anything else available in Atlantic City.

Laughlin—An oasis in the desert, the Golden Nugget Laughlin is a hotel-casino located on the banks of the Colorado River, near the Arizona and California borders, in Laughlin, Nevada. The whimsical, tropical-themed resort features top-notch restaurants, comfortable guest rooms and some of the hottest gaming action in Laughlin – all accented with personalized service and hospitality that have earned the hotel and casino many accolades. Guests can bask in a tropical paradise where the intimacy and serenity of the Colorado River region meets the high-energy gaming action of Nevada. The casino features slot and video poker machines, including progressive-play machines; table games, and a complete race and sports book, which is linked to the Golden Nugget Las Vegas for the most up-to-the-minute betting lines. In addition to gaming, guests can wet their palate at several signature dining concepts featuring Harlow’s, Saltgrass Steak House and Bubba Gump Shrimp Co. before partaking in the energy of Gold Diggers Nightclub.

Biloxi—Located on the Gulf of Mexico, is a premier resort destination, offering guests more than 710 rooms and suites. The entire property is undergoing a $100 million renovation taking on a fresh, modern look to include a high-energy casino featuring the most popular slot and video poker machines, table games, and poker room; nightly entertainment, new bars and lounge, as well as Landry’s signature world-class restaurants such as Morton’s The Steakhouse, Bubba Gump Shrimp Co., Michael Patrick’s, Lillies Asian Cuisine. Golden Nugget has further introduced first-class accommodations, exquisite dining options and fun-filled entertainment venues unlike anything else available in Biloxi, with all renovations soon to be completed.

About Landry’s

Landry’s is a national, diversified restaurant, hospitality, gaming and entertainment company principally engaged in the ownership and operation of over 500 high end and casual dining restaurants, primarily under the names of Landry’s Seafood House, Rainforest Cafe, McCormick & Schmick’s Seafood Restaurant, The Chart House, Bubba Gump Shrimp Co., Claim Jumper, Saltgrass Steak House and Oceanaire, and fine dining restaurants such as Morton’s Steakhouse. The Company is also engaged in the ownership and operation of hospitality and entertainment businesses, including the Kemah Boardwalk, the San Luis Resort Complex, the Galveston Historic Pleasure Pier and the Downtown Aquariums in Denver and Houston.

About Pinnacle Entertainment

Pinnacle Entertainment, Inc. owns and operates seven casinos, located in Louisiana, Missouri, and Indiana, and a racetrack in Ohio. In addition, Pinnacle is redeveloping River Downs in Cincinnati, Ohio into a gaming entertainment facility, owns a minority equity interest in Asian Coast Development (Canada) Ltd., and holds a majority interest in the racing license owner, as well as a management contract, for Retama Park Racetrack outside of San Antonio, Texas.

On December 20, 2012, the Company agreed to acquire Ameristar Casinos, Inc. in an all cash transaction valued at $26.50 per Ameristar share or total consideration of $2.8 billion including assumed debt. Ameristar owns and operates casino facilities in St. Charles near St. Louis, Mo.; Kansas City, Mo.; Council Bluffs, Iowa; Black Hawk, Colo.; Vicksburg, Miss.; East Chicago, Ind.; and the Jackpot properties in Jackpot, Nev.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Pinnacle’s current expectations and are subject to uncertainty and changes in circumstances. These forward-looking statements include, among others, statements regarding the agreement to sell the Ameristar Lake Charles property to Golden Nugget, the closing of the sale of the Ameristar Lake Charles property to Golden Nugget, the ability of the Company to obtain a consent order from the U.S. Federal Trade Commission (the “Commission”) and the ability of the Company to complete the transaction with Ameristar Casinos, Inc. (“Ameristar”). There is no assurance that the transaction with Golden Nugget will close, the Company will obtain a consent order from the Commission or that the potential transactions with Golden Nugget or Ameristar will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include (a) the ability and timing of Pinnacle to close the transaction with Golden Nugget may be delayed based on circumstances beyond Pinnacle’s control, including Golden Nugget having adequate financing to fund the transaction, satisfaction of other closing conditions and regulatory approvals from the Louisiana Gaming Control Board and the Commission; (b) timing to consummate the transaction between Pinnacle and Ameristar may be delayed based on circumstances beyond Pinnacle’s control, including the ability of Pinnacle to reach a resolution with the Commission; (c) the ability and timing to complete the dispositions proposed as part of the effort to reach a resolution with the Commission, including the transaction with Golden Nugget; (d) the possibility that the merger with Ameristar does not close when expected or at all, or that the companies may be required to modify aspects of the merger to achieve regulatory approval; and (e) the risk factors disclosed in Pinnacle’s most recent Annual Report on Form 10-K, which Pinnacle filed with the Securities and Exchange Commission on March 1, 2013 and in all reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission by Pinnacle subsequent to the filing of the Form 10-K for the year ended December 31, 2012. Forward-looking statements reflect Pinnacle’s analysis as of the date of this press release. Pinnacle does not undertake to revise these statements to reflect subsequent developments, except as required under the federal securities laws. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Golden Nugget Contacts:
Rick H. Liem	Steven L. Scheinthal
Executive Vice President & CFO	Executive Vice President and General Counsel
713/850-1010	713/850-1010

Pinnacle Entertainment Contacts:
Investor Relations	Media Relations
Vincent J. Zahn, CFA	Kerry Andersen
Vice President, Finance and Investor Relations	Director, Public Relations
702/541-7777 or investors@pnkmail.com	337/395-7631 or kandersen@pnkmail.com

# # #

3